Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES 2017 FOURTH QUARTER AND ANNUAL OPERATING RESULTS

February 21, 2018 - FHLBank Topeka (FHLBank) announces its 2017 fourth quarter and annual operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $48.4 million for the three months ended December 31, 2017 compared to $41.4 million for the three months ended December 31, 2016. For the year ended December 31, 2017, FHLBank is reporting net income of $197.2 million compared to $161.8 million in the prior year. Over the last year, FHLBank's members have continued to increase their use of FHLBank's products, leading to growth in both advances and mortgage loans. Other operating highlights from the 2017 fourth quarter and fiscal year are presented below. FHLBank expects to file its Annual Report on Form 10-K for the year ended December 31, 2017 (Form 10-K) with the Securities and Exchange Commission (SEC) on or about March 15, 2018.

Operating Highlights

•
Advances increased $2.3 billion, or 9.6 percent, from December 31, 2016 to December 31, 2017, and the average balance of advances increased $3.5 billion, or 12.1 percent, during the fourth quarter of 2017, compared to the fourth quarter of 2016;

•
FHLBank's mortgage loan portfolio increased $645.7 million, or 9.7 percent, from December 31, 2016 to December 31, 2017, to $7.3 billion, with recent growth primarily attributed to the addition of high-production participating financial institutions (PFIs) and program enhancements that provide PFIs with additional funding opportunities;

•
Total assets increased $2.9 billion, or 6.3 percent, from December 31, 2016 to December 31, 2017 primarily as a result of continued strong demand for advances, which allowed for additional growth in other investments;

•
Net interest income, FHLBank's largest source of income, increased $4.1 million, or 6.4 percent, for the quarter ended December 31, 2017 and $12.8 million, or 5.0 percent, for the year ended December 31, 2017, compared to the prior year periods. The increase was driven by growth in advances, investments, and mortgage loans at favorable funding spreads;

•
Net income increased $7.0 million, or 16.9 percent, for the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016 and increased $35.4 million, or 21.9 percent for the year ended December 31, 2017 compared to the year ended December 31, 2016 due largely to asset growth and fair value fluctuations on derivatives and trading securities;

•
Return on average equity (ROE) was 7.62 percent and 8.18 percent for the quarterly and annual periods ended December 31, 2017, respectively, compared to 7.50 percent and 7.45 percent for the same periods in the prior year; and

•
FHLBank paid a dividend of 1.25 percent on the average outstanding shares of Class A Common Stock and a dividend of 6.50 percent on the average outstanding shares of Class B Common Stock during the fourth quarter of 2017.

GAAP Income
The $7.0 million increase in net income for the three months ended December 31, 2017 compared to the prior year period was driven primarily by the $4.1 million increase in net interest income and net positive fair value fluctuations of $4.0 million on derivatives and trading securities. The $35.4 million increase in net income for the year ended December 31, 2017 was largely a result of net positive fair value fluctuations on derivatives and trading securities of $31.0 million compared to the prior year period and an increase in net interest income of $12.8 million, partially offset by increases in compensation and benefits, software expenses, and an increased allocation of funds available to members for affordable housing. The increase in the LIBOR swap curve between periods had a positive impact on the net interest settlements on interest rate swaps, which accounted for a large part of the net positive fair value fluctuations on derivatives and trading securities for both the quarter and year ended December 31, 2017, when compared to the prior year periods.

The increase in net interest income for the quarter and year ended December 31, 2017 when compared to the same periods in 2016 was largely the result of continued growth in advances and mortgage loans, along with the corresponding increase in investment securities. Further, the replacement of matured and called consolidated obligations at a lower cost during the last half of 2016 partially offset the increase in the cost of debt resulting from the increase in market interest rates in 2017. Despite the increase in net interest income, net interest margin decreased slightly for the quarter and year ended December 31, 2017 compared to the prior year periods primarily due to increases in the average rate on borrowings between both the quarter and year periods, which was largely offset by increases in the average yield on interest-earning assets between periods. The increase in net income resulted in an increase in ROE for the quarter and year ended December 31, 2017 compared to the same periods in the prior year, despite the increase in average capital.

About FHLBank’s Non-GAAP Financial Measures
FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included below. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased $8.0 million and $33.2 million for the quarter and year ended December 31, 2017, respectively, compared to the same periods in the prior year. The increases were due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting, partially offset by the increase in operating expenses, as previously discussed. Adjusted net interest income increased for the quarter and year ended December 31, 2017 compared to the same periods in 2016 due primarily to the increases in LIBOR during the periods, the impact of which is more apparent when net interest settlements of economic hedges are presented with the other components of net interest income because it reflects the impact of LIBOR repricing on both the asset and liability. Adjusted net interest margin, which is calculated with adjusted net interest income, increased by one and three basis points for the quarter and year ended December 31, 2017, respectively. Under GAAP, the net interest amount that converts fixed rate investments that are economically swapped to a variable rate is recorded as part of Net Gains/Losses on Derivatives and Hedging Activities rather than net interest income. For the purpose of calculating adjusted net interest margin, these fixed rate investments are considered to be variable rate investments and the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the increase in LIBOR between periods. Under GAAP, an increase in LIBOR causes the spread to tighten between fixed rate assets and variable rate liabilities and therefore causes a decrease in net interest margin.

Comparative adjusted income and adjusted net interest income for the quarterly and annual periods ended December 31, 2017 and 2016 are calculated as follows:

	Three Months Ended		Year Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$48,363	$41,374	$197,211	$161,773
Affordable Housing Program (AHP) assessments	5,380	4,599	21,934	17,984
Income before AHP assessments	53,743	45,973	219,145	179,757
Derivative (gains) losses[1]	(10,872)	(78,800)	(13,898)	(27,450)
Trading (gains) losses	9,486	77,613	(6,914)	13,709
Prepayment fees on terminated advances	(130)	(549)	(1,461)	(2,295)
Total excluded items	(1,516)	(1,736)	(22,273)	(16,036)
Adjusted income (a non-GAAP measure)	$52,227	$44,237	$196,872	$163,721
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on derivatives not qualifying for hedge accounting.

	Three Months Ended		Year Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Calculation of Adjusted Net Interest Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$69,132	$64,992	$270,008	$257,184
Net interest settlements on derivatives not qualifying for hedge accounting	(2,436)	(6,202)	(15,143)	(39,077)
Prepayment fees on terminated advances	(130)	(549)	(1,461)	(2,295)
Adjusted net interest income (a non-GAAP measure)	$66,566	$58,241	$253,404	$215,812

Net interest margin, as calculated under GAAP for the period	0.51%	0.54%	0.51%	0.53%
Adjusted net interest margin (a non-GAAP measure)	0.49%	0.48%	0.48%	0.45%

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding FHLBank's operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges (derivatives that do not qualify for hedge accounting). Net interest payments or receipts on economic hedges flow through net gains (losses) on derivatives and hedging activities instead of net interest income due to GAAP accounting requirements. The presentation of the net interest impact of economic hedges in adjusted net interest income provides a more useful depiction of net interest income for the purposes of yield analysis and the overall economics of the relationship, especially for fixed rate investments that are swapped to a variable rate.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increase in adjusted ROE between the comparative periods is mostly a function of increases in adjusted net interest income, despite the increase in average capital as a result of the increase in advances. Adjusted ROE as a spread to the average overnight Federal funds effective rate decreased during the quarter ended December 31, 2017 compared to the prior year quarter despite the increase of 22 basis points in adjusted ROE because the Federal Reserve raised the target range for the Federal funds effective rate three times during 2017, for a total increase of 75 basis points.

Adjusted ROE spread for the quarterly and annual periods ended December 31, 2017 and 2016 is calculated as follows:

	Three Months Ended		Year Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,518,680	$2,195,892	$2,412,303	$2,171,334
ROE, based upon GAAP net income	7.62%	7.50%	8.18%	7.45%
Adjusted ROE, based upon adjusted income	8.23%	8.01%	8.16%	7.54%
Average overnight Federal funds effective rate	1.20%	0.45%	1.00%	0.39%
Adjusted ROE as a spread to average overnight Federal funds effective rate	7.03%	7.56%	7.16%	7.15%

Financial Highlights
Attached are highlights of FHLBank’s financial position as of December 31, 2017 and 2016 and highlights of the results of operations for the quarterly and annual periods ended December 31, 2017 and 2016. FHLBank’s Form 10-K for the year ended December 31, 2017 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-K with the SEC on or about March 15, 2018.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	12/31/2017	12/31/2016
Financial Position
Investments[1]	$13,998,599	$13,609,653
Advances	26,295,849	23,985,835
Mortgage loans held for portfolio, net	7,286,397	6,640,725
Total assets	48,076,605	45,216,749
Deposits	461,769	598,931
Consolidated obligations, net[2]	44,935,119	42,497,676
Total liabilities	45,570,502	43,254,301
Total capital stock	1,640,039	1,226,675
Retained earnings	840,406	735,196
Total capital	2,506,103	1,962,448

Regulatory capital[3]	2,485,757	1,964,541

	Three Months Ended		Year Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Results of Operations
Interest income	$236,955	$147,041	$831,978	$580,437
Interest expense	167,823	82,049	561,970	323,253
Net interest income before loan loss (reversal) provision	69,132	64,992	270,008	257,184
Provision (reversal) for credit losses on mortgage loans	10	31	(186)	(109)
Net gains (losses) on trading securities	(9,486)	(77,613)	6,914	(13,709)
Net gains (losses) on derivatives and hedging activities	8,436	72,598	(1,245)	(11,627)
Other income	2,543	2,880	10,318	11,506
Other expenses	16,872	16,853	67,036	63,706
Income before assessments	53,743	45,973	219,145	179,757
AHP assessments	5,380	4,599	21,934	17,984
Net income	48,363	41,374	197,211	161,773

Net interest margin[4]	0.51%	0.54%	0.51%	0.53%
Weighted average dividend rate[5]	5.78%	5.28%	5.77%	5.29%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest margin is defined as net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.